Exhibit 99.6

Capitol Federal Savings Bank

Dear Member:

We are pleased to announce that the Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Capitol Federal Financial (other than Capitol Federal Savings Bank MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Capitol Federal Financial, Inc.  We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.  To continue our long-standing commitment to our local communities, we intend to contribute additional funds to the Capitol Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

The Proxy Card
To accomplish the conversion and reorganization and the funding of the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and for the funding of the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card.  If you have an IRA or other Qualified Retirement Plan account for which Capitol Federal Savings Bank acts as trustee and we do not receive a proxy from you, Capitol Federal Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization and in favor of the charitable foundation on your behalf.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:
●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order
As a qualifying member, you may take advantage of your nontransferable rights to subscribe for shares of Capitol Federal Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Capitol Federal Financial, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Capitol Federal Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Capitol Federal Financial, Inc. stock information center located at _______, Topeka, Kansas _____.  Stock order forms may not be delivered to any Capitol Federal Savings Bank offices.  Your order must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:00 p.m., Central Time, on ___day, _____ __, 2010.  Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Savings Bank

Dear Member:

We are pleased to announce that the Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Capitol Federal Financial (other than Capitol Federal Savings Bank MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Capitol Federal Financial, Inc.  We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.  To continue our long-standing commitment to our local communities, we intend to contribute additional funds to the Capitol Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

To accomplish the conversion and reorganization and the funding of the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and for the funding of the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card.  If you have an IRA or other Qualified Retirement Plan account for which Capitol Federal Savings Bank acts as trustee and we do not receive a proxy from you, Capitol Federal Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization and in favor of the charitable foundation on your behalf.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
●	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Capitol Federal Financial, Inc. or (2) an agent of Capitol Federal Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Savings Bank

Dear Friend of Capitol Federal Savings Bank:

We are pleased to announce that the Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Capitol Federal Financial (other than Capitol Federal Savings Bank MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Capitol Federal Financial, Inc.  We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.  To continue our long-standing commitment to our local communities, we intend to contribute additional funds to the Capitol Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Capitol Federal Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Capitol Federal Financial, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Capitol Federal Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Capitol Federal Financial, Inc. stock information center located at _______, Topeka, Kansas _____.  Stock order forms may not be delivered to any Capitol Federal Savings Bank offices.  Your order must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:00 p.m., Central Time, on ___day, _____ __, 2010.  Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Financial, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Capitol Federal Financial, Inc.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the operations of Capitol Federal Savings Bank and Capitol Federal Financial and the proposed stock offering by Capitol Federal Financial, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to Capitol Federal Financial, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Capitol Federal Financial, Inc. stock information center located at _______, Topeka, Kansas _____.  Stock order forms may not be delivered to any Capitol Federal Savings Bank offices.  Your order must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:00 p.m., Central Time, on ___day, _____ __, 2010.

We are pleased to offer you this opportunity to become one of our shareholders.  If you have any questions regarding the stock offering or the prospectus, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of Capitol Federal Savings Bank:

At the request of Capitol Federal Savings Bank, Capitol Federal Financial and Capitol Federal Savings Bank MHC, we have enclosed material regarding the offering of common stock of Capitol Federal Financial, Inc.  The material is offered in connection with the conversion and reorganization of Capitol Federal Savings Bank MHC from the mutual holding company form to the full stock form of organization.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Capitol Federal Financial, Inc.

Please read the prospectus carefully before making an investment decision.  If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Capitol Federal Financial, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Capitol Federal Financial, Inc. stock information center located at _______, Topeka, Kansas _____.  Stock order forms may not be delivered to any Capitol Federal Savings Bank offices.  Your order must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:00 p.m., Central Time, on ___day, ____ __, 2010.

If you have any questions after reading the enclosed material, please call the stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]
Capitol Federal Savings Bank
Proxy Questions and Answers

Questions & Answers About Voting

The Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Capitol Federal Savings Bank MHC at a special meeting of members. The plan must also be approved by Capitol Federal Financial shareholders by at least two-thirds of the outstanding shares of common stock of Capitol Federal Financial, including at least a majority of the outstanding shares of common stock owned by the minority shareholders other than Capitol Federal Savings Bank MHC.

Your vote is very important. If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Q.	Why is Capitol Federal Savings Bank converting from the mutual holding company form to the full stock form of organization?
A.
We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?
A.
No changes are planned in the way we operate our business.  The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.
No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.           Who is eligible to vote on the conversion?
A.
Depositors of Capitol Federal Savings Bank as of the close of business on _______ __, 2010 (the “Voting Record Date”) and borrowers who had loans outstanding as of January 6, 1993 which continued to be outstanding as of _______ __, 2010  are eligible to vote at the special meeting of members.

Q.           Why did I receive several proxies?
A.
If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Capitol Federal Financial, Inc.?
A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Capitol Federal Financial, Inc.

Q.            How do I vote my proxy?
A.	You can vote by one of the following ways:
●	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”
●	By telephone or by internet as instructed on the proxy card.

Should you choose to attend the special meeting of members to be held on ______ __, 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

Q.	What is the Capitol Federal Foundation and why is it being funded?
A.
To continue our long-standing commitment to our local communities, we intend to contribute additional funds to our existing charitable foundation, subject to member and stockholder approval.  The Capitol Federal Foundation will continue to be dedicated to supporting charitable causes within the communities in which the Bank operates.

Q.           Will the Capitol Federal Foundation be funded if the conversion is not approved and completed?
A.
No.  The charitable foundation will only be funded if both the plan and the funding of the foundation are approved by the members and shareholders. However, if we receive all other approvals we will be permitted to complete the conversion without funding the foundation, if funding the foundation is not approved by our members and shareholders.

Additional Information

Q.	What if I have additional questions or require more information?
A.
Capitol Federal Financial’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail.  Please read the proxy statement and prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Additional material may only be obtained from the stock information center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]
 Capitol Federal Financial, Inc.
Stock Questions and Answers

Questions & Answers About the Stock Offering

The Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Capitol Federal Savings Bank MHC at a special meeting of members. The plan must also be approved by Capitol Federal Financial shareholders by at least two-thirds of the outstanding shares of common stock of Capitol Federal Financial, including at least a majority of the outstanding shares of common stock owned by the minority shareholders other than Capitol Federal Savings Bank MHC.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Capitol Federal Savings Bank converting from the mutual holding company form to the full stock form of organization?
A.
We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?
A.
No changes are planned in the way we operate our business.  The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.
No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?
A.	The common stock of Capitol Federal Financial, Inc. will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders - depositors of Capitol Federal Savings Bank with accounts totaling $50 or more as of March 31, 2009;
2)    Capitol Federal Savings Bank’s employee stock ownership plan;
3)	Supplemental Eligible Account Holders - depositors of Capitol Federal Savings Bank with accounts totaling $50 or more as of _______ __, 2010; and
4)
Other Members - depositors of Capitol Federal Savings Bank with accounts as of ______ __, 2010 and borrowers who had loans outstanding as of January 6, 1993 which continued to be outstanding as of _______ __, 2010.

Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons residing in the counties and metropolitan statistical areas in which Capitol Federal Savings Bank has offices, and then to Capitol Federal Financial shareholders as of _____ __ 2010.  To the extent any shares remain, shares will be offered to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.
No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.           Will any account I hold with the Bank be converted into stock?
A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?
A.	Capitol Federal Financial, Inc. is offering for sale a maximum of 212,750,000 shares of common stock at a subscription price of $10 per share.

Q.	How much stock can I purchase?
A.
The minimum purchase is $250 (25 shares).  As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $75,000,000 (7,500,000 shares); no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $75,000,000 (7,500,000 shares) of common stock in the offering.

Q.	How do I order stock?
A.
If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Capitol Federal Financial, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Capitol Federal Financial, Inc. stock information center located at _______, Topeka, Kansas _____.  Stock order forms may not be delivered to any Capitol Federal Savings Bank offices.  Your order must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:00 p.m., Central Time, on _____ __, 2010.  Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?
A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Capitol Federal Savings Bank.  Checks and money orders must be made payable to Capitol Federal Financial, Inc.  Withdrawals from a deposit account or a certificate of deposit at Capitol Federal Savings Bank to buy shares of common stock may be made without penalty.  Cash must be converted to a bank check or money order.  Please do not send cash in the mail.

Q.	Can I use my Capitol Federal Savings Bank home equity line of credit to subscribe for shares of common stock?
A.
No.  Capitol Federal Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares.  This includes the use of funds available through a Capitol Federal Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?
A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Capitol Federal Financial, Inc. no later than _:__ p.m., Central Time on ______ __, 2010.

Q.	Can I subscribe for shares using funds in my IRA at Capitol Federal Savings Bank?
A.
No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Capitol Federal Savings Bank.  To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee.  The transfer of these funds takes time, so please make arrangements as soon as possible.  However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our stock information center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.
No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?
A.
Yes. Any payment made in cash or by check or money order will earn interest at Capitol Federal Savings Bank’s statement savings rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Yes. After the conversion and reorganization, we intend to pay quarterly cash dividends.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “CFFND” for the first 20 days, then “CFFN.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Capitol Federal Financial shares I currently own?
A.
The shares of common stock owned by the existing shareholders of Capitol Federal Financial (other than Capitol Federal Savings Bank MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Capitol Federal Financial, Inc., based on an exchange ratio.  The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Q.	What is the Capitol Federal Foundation and why is it being funded?
A.
To continue our long-standing commitment to our local communities, we intend to contribute additional funds to our existing charitable foundation, subject to member and stockholder approval.  The Capitol Federal Foundation will continue to be dedicated to supporting charitable causes within the communities in which the Bank operates.

Q.           Will the Capitol Federal Foundation be funded if the conversion is not approved and completed?
A.
No. The charitable foundation will only be funded if both the plan and the funding of the foundation are approved by the members and shareholders. However, if we receive all other approvals we will be permitted to complete the conversion without funding the foundation, if funding the foundation is not approved by our members and shareholders.

Additional Information

Q.	What if I have additional questions or require more information?
A.
Capitol Federal Financial, Inc.’s prospectus that accompanies this brochure describes the conversion in detail.  Please read the prospectus carefully before subscribing for stock.   If you have any questions after reading the enclosed material, you may call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.  Additional material may only be obtained from the stock information center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Savings Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Capitol Federal Financial (other than Capitol Federal Savings Bank MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Capitol Federal Financial, Inc.  We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms, including capital requirements, payment of dividends and conversion to full stock form.  To continue our long-standing commitment to our local communities, we intend to contribute additional funds to the Capitol Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

To accomplish the conversion and reorganization and the funding of the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and for the funding of the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

PROXY REQUEST

Logo

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and reorganization and the funding of the charitable foundation has not yet been received.  Your vote is very important to us.  Please vote and mail the enclosed proxy today.  If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember:  Voting does not obligate you to buy stock.  Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion and in favor of funding the charitable foundation.  Your deposit accounts or loans with Capitol Federal Savings Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope.  You can also vote by telephone or by internet, as instructed on the proxy card. If you have any questions, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

Read This First
Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company.  As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering.  These priority subscription rights are non-transferable.  If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others.  Such arrangements violate federal regulations.  If you participate in these schemes, you are breaking the law and may be subject to prosecution.  If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929.  The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally?  Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering.  In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person.  You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary.  If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving.  Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion.  Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary.  Be even more wary if the source of the money is someone you do not know.  The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions.  The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate.  They might tell you that they have done scores of these transactions and that this is simply how they work.  Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate.  They may also tell you that you have no risk in the transaction.  The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information.  If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper.  You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Capitol Federal Financial, Inc.

❖    Members of senior management will discuss Capitol Federal Savings Bank’s operations, past performance and financial history.

❖    You will be able to meet one-on-one with Capitol Federal officers to ask questions.

❖   There will be no sales pressure. You will receive Capitol Federal Financial, Inc. stock offering materials.  Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our stock information center at (xxx)-xxx-xxxx Monday thru Friday, 10:00 a.m. to 4:00 p.m., Central Time.

Capitol Federal Financial, Inc. (logo)
Proposed Holding Company for
Capitol Federal Savings Bank

Day, Month __
Location
Address
City, State Zip Code

      ❖

Day, Month __
Location
Address
City, State Zip Code

Capitol Federal Financial, Inc.
(logo)

Proposed Holding Company for
Capitol Federal Savings Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Savings Bank
LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts.  Please vote, sign and return all proxy cards that you received.

Capitol Federal Savings Bank

_______________, 2010

Dear __________:

The Boards of Directors of Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC and Capitol Federal Financial have voted unanimously in favor of a plan of conversion and reorganization, whereby Capitol Federal Savings Bank MHC will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at ___:00 _._, Central Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our stock information center at ___-___-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Central Time.

Sincerely,

John B. Dicus
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Financial, Inc.

_______________, 2010

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Capitol Federal Financial, Inc. common stock.  If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Capitol Federal Financial, Inc. common stock that will be issued to you.  Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our stock information center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

Capitol Federal Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

Capitol Federal Financial, Inc.

_______________, 2010

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for        shares at a price of $10.00 per share.  If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2010; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “CFFN” on ________ __, 2010.  During the initial twenty days of trading, the stock will trade under the symbol “CFFND.”  Thereafter, the symbol will be “CFFN.”

Thank you for your interest in Capitol Federal Financial, Inc.  A statement indicating the number of shares of Capitol Federal Financial, Inc. you have purchased will be mailed to you shortly.  This statement will be your evidence of ownership of Capitol Federal Financial, Inc. stock.  All shares of Capitol Federal Financial, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Capitol Federal Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Capitol Federal Financial, Inc.

_______________, 2010

Dear Interested Investor:

We recently completed our subscription offering.  Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends.  If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Capitol Federal Financial, Inc. and hope you become an owner of our stock in the future.  The stock is expected to trade on the Nasdaq Global Select Market under the symbol “CFFND” on _______, 2010.

Capitol Federal Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Capitol Federal Financial, Inc.

_______________, 2010

Dear Interested Subscriber:

We regret to inform you that Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial and Capitol Federal Financial, Inc., the holding company for Capitol Federal Savings Bank, did not accept your order for shares of Capitol Federal Financial, Inc. common stock in its community offering.  This action is in accordance with our plan of conversion and reorganization, which gives Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial and Capitol Federal Financial, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Capitol Federal Financial, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

_______________, 2010

To Our Friends:

We are enclosing material in connection with the stock offering by Capitol Federal Financial, Inc., the proposed holding company for Capitol Federal Savings Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at _:___ p.m., Central Time, on _____ __, 2010.  In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate.  If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial, Capitol Federal Financial, Inc.,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Capitol Federal Financial, Inc.
(logo)

An Invitation
To Attend a Community Meeting

Capitol Federal Financial, Inc. is offering shares of its common stock in connection with the conversion of Capitol Federal Savings Bank MHC into the full stock form of organization.

157,250,000 – 212,750,000 shares of Capitol Federal Financial, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our customer service center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Central Time.